UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2012

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street Chicago, Illinois 60680-5379 (312) 394-4321	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On October 24, 2012, Commonwealth Edison Company (ComEd) provided additional disclosure about the impacts to its revenue requirement and earnings as a result of the decisions made by the Illinois Commerce Commission (ICC) in its May 29 and October 3, 2012, rate orders. While the ICC’s October 3, 2012, ruling to allow recovery on the pension asset as proposed by ComEd is important, this decision does not eliminate all of the revenue shortfall resulting from the numerous other problematic findings in the orders. The relevant findings are contrary to the provisions of the Energy Infrastructure Modernization Act (EIMA), and ComEd filed a Notice of Appeal with the Illinois Appellate Court on October 4, 2012. These findings, in the aggregate, will result in a projected revenue deficit of about $100 million per year in 2014 and beyond. The basis for the deficit can be summarized as follows:

a)	Short-Term Debt Rate on Reconciliation Adjustment Balances: Earning a short-term debt rate on the reconciliation adjustment balances denies ComEd recovery of its overall actual cost of capital (i.e., weighted average cost of capital).

b)	Average Rate Base: Using the average rate base method for the reconciliation reintroduces regulatory lag by requiring that an average (rather than year-end) rate base be used to measure investments already made and in service.

c)	Compensation Adjustments, Alignment of Allocators, and Other Operating Reserve and Tax Adjustments: Disallowances related to the improper characterizations and assumptions of these matters in the formula rate structure result in insufficient revenues to cover actual costs incurred.

d)	Impact on Capital Structure due to Lower Revenues / Other Changes: The reduction in revenues results in less equity available to support EIMA investments.

The following table summarizes the projected impact to revenues by year for the above items (amounts in millions):

Item	2012	2013	2014	2015	2016
Short-Term Debt Rate on Reconciliation Adjustment Balances	(5)	(5)	(10)	(25)	(25)
Average Rate Base	5	(25)	(35)	(25)	(40)
Compensation Adjustments, Alignment of Allocators, and Other Operating Reserve and Tax Adjustments	(70)	(30)	(35)	(30)	(30)
Impact on Capital Structure due to Lower Revenues / Other Changes	(20)	—	(15)	(25)	(40)
Total Pre-Tax Impact	(90)	(60)	(95)	(105)	(135)

Amounts for 2012 include the impact of reconciliation adjustments related to the 2011 revenue requirement.

Although ComEd remains committed to its EIMA obligations, the funding gap has forced it to delay some EIMA investment, including its deployment of smart meters, pending outcome of its appeal in the Illinois Appellate Court.

* * * * *

This combined Form 8-K is being furnished separately by Exelon and ComEd (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Commonwealth Edison Company include those discussed herein as well as the items discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form 10-K in (a) Item 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the Registrant’s Second Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 16; and (4) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ JONATHAN W. THAYER
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY
/s/ JOSEPH R. TRPIK, JR.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

October 24, 2012